UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 13, 2007
ENTERPRISE PRODUCTS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-14323	76-0568219
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation )	File Number)	Identification No.)

1100 Louisiana St, 10th Floor, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 381-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Underwriting Agreement
Opinion of Andrews Kurth LLP
Opinion of Andrews & Kurth LLP

Item 8.01 Other Events.
     On April 13, 2007, Enterprise Products Partners L.P. (the “Partnership”), Enterprise Products OLPGP, Inc., Enterprise Products Operating L.P. and Shell US Gas & Power LLC (the “Selling Unitholder”) entered into an underwriting agreement with Lehman Brothers Inc. (the “Underwriter”), pursuant to which the Selling Unitholder agreed to sell 13,500,000 common units representing limited partner interests in the Partnership (the “Common Units”) to the Underwriter. A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto. Closing of the sale of the Common Units by the Selling Unitholder is scheduled for April 18, 2007.
     On April 16, 2007, the Partnership filed with the Securities and Exchange Commission a prospectus supplement dated April 13, 2007 to the accompanying base prospectus dated March 23, 2005 included in the Partnership’s registration statement on Form S-3 (Registration No. 333-123150), as amended. The prospectus supplement was filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with the above described offering. Certain opinions related to such registration statement and the offering are filed as exhibits to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 13, 2007, by and among Enterprise Products Partners L.P., Enterprise Products OLPGP, Inc., Enterprise Products Operating L.P., Shell US Gas & Power LLC and Lehman Brothers Inc.

5.1	Opinion of Andrews Kurth LLP.

8.1	Opinion of Andrews Kurth LLP.

23.1	Consents of Andrews Kurth LLP (included in Exhibits 5.1 and 8.1 hereto).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

By:	Enterprise Products GP, LLC,
its general partner
Date: April 16, 2007

By:	/s/ Michael J. Knesek

Michael J. Knesek
Senior Vice President, Controller and Principal Accounting
Officer of Enterprise Products GP, LLC

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 13, 2007, by and among Enterprise Products Partners L.P., Enterprise Products OLPGP, Inc., Enterprise Products Operating L.P., Shell US Gas & Power LLC and Lehman Brothers Inc.

5.1	Opinion of Andrews Kurth LLP.

8.1	Opinion of Andrews Kurth LLP.

23.1	Consents of Andrews Kurth LLP (included in Exhibits 5.1 and 8.1 hereto).